UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            February 1, 2007

GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-32325	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             (405) 600-0711

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2007, GMX Resources Inc. (the "Company") entered into a Placement Agency Agreement with A.G. Edwards & Sons, Inc. (the "Placement Agent") and certain Subscription Agreements with investors named therein (the "Investors") to issue and sell to the Investors up to 2,000,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at a price of $34.82 per share. The sale of the shares of Common Stock is being made pursuant to the Company's registration statement on Form S-3 (File No. 333-134911) and is expected to close on February 7, 2007, subject to customary conditions. The Placement Agency Agreement is filed herewith as Exhibit 1.1. A form of the Subscription Agreement is filed herewith as Exhibit 10.1.

The Placement Agent will receive a placement fee equal to 4.0% of the gross proceeds of the offering.

Item 8.01	Other Events.

An opinion by Crowe & Dunlevy, A Professional Corporation related to our registration statement on Form S-3 (Registration No. 333-134911) and the offering of Common Stock is filed herewith as Exhibit 5.1.

The press release announcing the pricing of the offering of Common Stock is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this Report:

Exhibit No.	Document Description

1.1	Placement Agency Agreement dated as of February 1, 2007, by and between the Company and A.G. Edwards & Sons, Inc.
5.1	Opinion of Crowe & Dunlevy, A Professional Corporation dated February 1, 2007
10.1	Form of Subscription Agreement dated as of February 1, 2007, by and between the Company and the Investors
99.1	Press release dated February 2, 2007, announcing the pricing of the offering of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

Date: February 2, 2007	By:	/s/ Ken L. Kenworthy
Ken L. Kenworthy, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

1.1	Placement Agency Agreement dated as of February 1, 2007, by and between the Company and A.G. Edwards & Sons, Inc.
5.1	Opinion of Crowe & Dunlevy, A Professional Corporation dated February 1, 2007
10.1	Form of Subscription Agreement dated as of February 1, 2007, by and between the Company and the Investors
99.1	Press release dated February 2, 2007, announcing the pricing of the offering of Common Stock